[***] CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(B)(10). SUCH EXCLUDED INFORMATION IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 10.31

EXECUTION VERSION

FIRST AMENDMENT TO THE

AMENDED AND RESTATED PROGRAM AGREEMENT

This First Amendment to the Program Agreement (as defined below) (this “Amendment”) is dated as of May 13, 2020, but effective as of April 1, 2020 (the “Amendment Effective Date”), and is executed by all of the Parties to the Program Agreement. Capitalized terms used herein but not defined herein shall have the respective meanings ascribed to them in the Program Agreement.

W I T N E S S E T H:

WHEREAS, the parties hereto previously entered into that certain Amended and Restated Program Agreement, dated effective as of November 9, 2018 (the “Program Agreement”), by and among OPPORTUNITY FINANCIAL, LLC, a Delaware limited liability company (the “Servicer”), OPPORTUNITY FUNDING SPE II, LLC, a Delaware limited liability company (the “Seller”), and MIDTOWN MADISON MANAGEMENT LLC, a Delaware limited liability company (the “Purchaser Agent”); and

WHEREAS, pursuant to Section 7.10 of the Program Agreement, the Program Agreement can be amended in a writing signed by each of the Parties.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

A.     Amendment to Program Agreement. The Program Agreement is hereby amended, waived or otherwise altered as follows:

(1)     The Parties agree that the first sentence of Section 2.3(b) of the Program Agreement shall not apply with respect to the calendar months beginning on the Amendment Effective Date and ending at the end of January 2021; provided, however, that (a) beginning in February 2021, the aggregate number of Eligible Receivables offered to the Purchaser Parties pursuant to the terms of the Program Agreement from the Amendment Effective Date through January 31, 2021 (the “Measurement Period”) must equal or exceed [***] of the total number of Eligible Receivables originated by the Servicer, its wholly-owned direct and indirect Subsidiaries and its Bank Partners during such Measurement Period, and (b) thereafter the end of the Measurement Period, the first sentence of Section 2.3(b) shall apply again as originally written (without regard to this paragraph A(1) of this Amendment) for the remainder of the Term.

(2)     The Parties agree that, notwithstanding anything to the contrary contained in the Program Agreement, the Purchaser Agent may, at any time after the Amendment Effective Date, refuse to purchase Eligible Participations offered for sale under the Program Agreement at any time and for any reason, in its sole discretion, by providing written notice of such refusal to the Servicer within three (3) hours of its receipt of the related written sale offer (a “Purchase Refusal”), and without regard to any other “Required Notice” as defined in the Program

Agreement. Notwithstanding anything to the contrary contained in the Program Agreement, following a Purchase Refusal, the Seller shall have the right to terminate the Program Agreement at any time and for any reason, in its sole discretion, upon giving five (5) Business Days prior written notice of such termination to the Purchaser Agent. Notwithstanding the foregoing, if the Program Agreement is terminated by the Seller after a Purchase Refusal, then, other than the provisions set forth in the Program Agreement setting forth the obligation of any Purchaser to purchase any Eligible Participations and any obligation of Seller to offer any Eligible Participations (including, for the avoidance of doubt, the right of first offer pursuant to Section 2.9) for sale to any Purchaser (all of which provisions shall be terminated), all of the provisions set forth in the Program Agreement, including, but not limited to, the payment of all amounts due to Servicer and Seller with respect to the Eligible Participations that had been purchased as of the date of such termination, shall survive until the final and complete payment of Collections with respect to all Eligible Participations remaining as of the date of such termination.

(3)     The Parties agree that, notwithstanding the language of Section 2.1(c) of the Program Agreement, the Phase II Term shall be terminated early, which termination shall be effective at the close of business on May 31, 2020. The Phase III Term shall begin on June 1, 2020 with ACM Opploans V LLC as the initial Purchaser for Phase III. The Phase III Maximum Amount (which was initially $[***]) shall be increased by the remaining amount of the Phase II Maximum Amount, so that the Phase III Maximum Amount shall equal $[***] less the aggregate Purchaser Principal Balance with respect to Eligible Participations acquired by the Purchaser Parties during the Phase II Term.

B.	Miscellaneous.

(1)    This Amendment shall be governed by the laws of the State of New York.

(2)    Paragraph headings are inserted herein for convenience only and do not form a part of this Amendment.

(3)    Except as specifically provided herein, the Program Agreement shall remain in full force and effect.

(4)    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

SERVICER:

OPPORTUNITY FINANCIAL, LLC
a Delaware limited liability company

By:	/s/ Shiven Shah
Name:	Shiven Shah
Its:	Chief Financial Officer

SELLER:

OPPORTUNITY FUNDING SPE II, LLC
a Delaware limited liability company

By:	/s/ Shiven Shah
Name:	Shiven Shah
Its:	Chief Financial Officer

[Signature Page to First Amendment to

Amended and Restated Program Agreement]

PURCHASER AGENT:

MIDTOWN MADISON MANAGEMENT LLC
a Delaware limited liability company

By:	/s/ David Aidi
Name:	David Aidi
Its:	Authorized Signatory

[Signature Page to First Amendment to

Amended and Restated Program Agreement]